Exhibit 99.1

CONTACTS:	Company	Investor Relations
	Ned Mavrommatis	Liolios Group, Inc.
	Chief Financial Officer	Scott Liolios or Matt Glover
	Phone: 201-996-9000	Phone: 949-574-3860
	ned@id-systems.com	info@liolios.com

I.D. Systems Reports Second Quarter 2011 Results; Revenue Up 39% to $8.3 Million

Woodcliff Lake, NJ, August 10, 2011 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for tracking, securing and managing high-value enterprise assets, reported financial results for the three and six months ended June 30, 2011.

Q2 2011 Financial Results

•
Revenue increased 39% to $8.3 million from $6.0 million in the same year-ago period. The improvement was driven by increased sales of the company’s wireless industrial vehicle management systems to both new and existing customers. Recurring revenue for Q2 2011 was $4.1 million or 50% of total revenue.

•
Selling, general and administrative expenses and research and development expenses decreased 15% to $6.6 million from $7.8 million in the same year-ago period. The decrease reflects management’s continued efforts to reduce operating costs, primarily by integrating the Asset Intelligence acquisition completed in January 2010.

•
Excluding stock-based compensation and depreciation and amortization, non-GAAP net loss totaled $1.1 million or ($0.10) per basic and diluted share, an improvement from $3.0 million, or ($0.27) per basic and diluted share in the same year-ago period.

•	Net loss was $2.0 million or ($0.19) per basic and diluted share, an improvement from $4.0 million or ($0.36) per basic and diluted share in the same year-ago period.

•	As of June 30, 2011, the company had $23.9 million in cash, cash equivalents and marketable securities, and $22.3 million of working capital with no debt.

•
Under a stock repurchase program authorized in November 2010, I.D. Systems had acquired 195,316 shares of its common stock at an aggregate purchase price of $823,900 (or $4.22 per share) as of June 30, 2011. The program authorizes the repurchase of issued and outstanding shares of up to $3 million in aggregate value.

First Half 2011 Financial Results

•	Revenue increased 33% to $16.2 million from $12.1 million in the same year-ago period. Recurring revenue for the six months ended June 30, 2011 was $8.2 million or 51% of total revenue.

•	Selling, general and administrative expenses and R&D expenses decreased 18% to $12.6 million from $15.4 million in the same year-ago period.

•
Excluding stock-based compensation and depreciation and amortization, non-GAAP net loss was $2.0 million or ($0.18) per basic and diluted share, an improvement from $6.2 million or ($0.56) per basic and diluted share in the same year-ago period.

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•	Net loss was $3.8 million or ($0.35) per basic and diluted share, an improvement from $8.1 million or ($0.72) per basic and diluted share in the same year-ago period.

Q2 2011 Operational Highlights

•
Recurring business from core customers, including Alcoa, American Airlines, Kellogg, Nestlé, Procter & Gamble, Wal-Mart, and Ford Motor Company—which commenced an upgrade of I.D. Systems’ wireless technology on its material handling equipment in North America.

•	Initial system implementation with new customers included:

o
A Fortune 500 retailer ordered the PowerFleet wireless vehicle management system for its lift truck fleet across multiple distribution centers—an order facilitated by I.D. Systems’ marketing partner, The Raymond Corporation.

o
A Fortune 100 manufacturer, a Fortune 100 retailer, an S&P 500 consumer products producer, and one of the world’s largest specialty apparel retailers ordered I.D. Systems’ hosted, subscription-based PowerBox wireless vehicle management system.

o	The U.S. Army Aviation Applied Technology Directorate contracted with I.D. Systems’ partner Spectro Inc. to provide wireless equipment management technology for machine health monitoring applications.
o	Buchanan Hauling and Rigging deployed the VeriWise™ Track & Trace asset management system from I.D. Systems’ Asset Intelligence subsidiary on a fleet of flatbed and specialty trailers.

Management Commentary
“Q2 marked our fourth consecutive quarter of revenue growth,” said Jeffrey Jagid, I.D. Systems’ chairman and CEO. “This double-digit growth was driven by increased sales of our industrial vehicle management systems to new clients, as well as renewals and upgrades for our existing Fortune 500 customer base. Overall, we had a balanced mix of product and service revenue for the quarter, including a sequential increase in recurring revenue from our Asset Intelligence business.

“Gross margin remained strong at 54% in the quarter, consistent within the company’s historical and target levels of 53% to 55%. The significant decrease in SG&A reflects our efforts to closely manage costs, including cost cutting measures initiated in the second half of 2010. We are on track for our 2011 financial performance to substantially surpass 2010.”

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts today (Wednesday, August 10, 2011) at 4:45 p.m. Eastern time. The company’s chairman and CEO, Jeffrey Jagid, will lead a discussion on the results of the quarter and recent developments. After opening remarks and a discussion of the quarter, there will be a question and answer period.

The conference call will be broadcast live over the Internet via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its financial statements presented in accordance with GAAP, I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems' current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. All non-GAAP measures included in this press release are accompanied by information for a reconciliation to the nearest GAAP measures.

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About I.D. Systems

Based in Woodcliff Lake, New Jersey, with subsidiaries in Germany and the United Kingdom, I.D. Systems is a leading provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including vehicles, powered equipment, trailers, containers, baggage, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to improve safety, security, efficiency, and productivity. For more information, please visit www.id-systems.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including integration plans in connection with acquisitions. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

-- Tables to Follow --

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I.D. Systems, Inc. and Subsidiaries
Statement of Operations Data
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2011	2010	2011
Revenue:
Products	$1, 829,000	$3,959,000	$3, 852,000	$7,763,000
Services	4,184,000	4,374,000	8,285,000	8,404,000
	6,013,000	8,333,000	12,137,000	16,167,000
Cost of revenue:
Cost of products	865,000	2,345,000	1,840,000	4,526,000
Cost of services	1,532,000	1,510,000	3,296,000	3,002,000
	2,397,000	3,855,000	5,136,000	7,528,000

Gross profit	3,616,000	4,478,000	7,001,000	8,639,000

Selling, general and administrative	6,689,000	5,726,000	13,163,000	10,821,000
Research and development expenses	1,119,000	870,000	2,273,000	1,776,000

Loss from operations	(4,192,000)	(2,118,000)	(8,435,000)	(3,958,000)
Interest income	187,000	53,000	396,000	100,000
Interest expense	(25,000)	--	(55,000)	--
Other income, net	4,000	22,000	5,000	50,000

Net loss	$(4,026,000)	$(2,043,000)	$(8,089,000)	$(3,808,000)

Net loss per share – basic and diluted	$(0.36)	$(0.19)	$(0.72)	$(0.35)

Weighted average common shares outstanding – basic and diluted	11,138,000	10,819,000	11,158,000	10,866,000

I.D. Systems, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Net loss attributable to common stockholders	$(4,026,000)	$(2,043,000)	$(8,089,000)	$(3,808,000)
Depreciation and amortization	538,000	607,000	970,000	1,212,000
Stock-based compensation	439,000	308,000	893,000	616,000

Non-GAAP loss	$(3,049,000)	$(1,128,000)	$(6,226,000)	$(1,980,000)

Non-GAAP net loss per share – basic and diluted	$(0.27)	$(0.10)	$(0.56)	$(0.18)

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I.D. Systems, Inc. and Subsidiaries
Balance Sheet Data

	December 31, 2010*	June 30, 2011
		(Unaudited)
ASSETS
Cash and cash equivalents	$14,491,000	$8,688,000
Investments – short term	4,565,000	6,207,000
Accounts receivable, net	7,044,000	6,177,000
Notes and lease receivable – current	353,000	187,000
Unbilled receivables	--	135,000
Inventory, net	7,295,000	7,311,000
Interest receivable	53,000	50,000
Deferred costs – current	1,159,000	2,087,000
Prepaid expenses and other current assets	1,211,000	1,821,000
Total current assets	36,171,000	32,663,000

Investments – long term	9,364,000	9,050,000
Notes and lease receivable – less current portion	839,000	943,000
Deferred costs – less current portion	2,978,000	2,774,000
Fixed assets, net	3,853,000	3,310,000
Other assets	272,000	272,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	5,571,000	4,984,000
Total assets	$60,885,000	$55,833,000

LIABILITIES
Accounts payable and accrued expenses	$9,141,000	$7,441,000
Deferred revenue – current portion	2,186,000	2,963,000
Total current liabilities	11,327,000	10,404,000
Deferred rent	199,000	284,000
Deferred revenue – less current portion	4,614,000	4,172,000
Total liabilities	16,140,000	14,860,000

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	--	--
Common stock; authorized 50,000,000 shares, $0.01 par value; 12,491,000 and 12,546,000 shares issued at December 31, 2010 and June 30, 2011, respectively; shares outstanding, 11,242,000 and 11,124,000 at December 31, 2010 and June 30, 2011, respectively	121,000	121,000
Additional paid-in capital	105,156,000	105,846,000
Accumulated deficit	(49,470,000)	(53,278,000)
Accumulated other comprehensive (loss) income	(37,000)	81,000
	55,770,000	52,770,000
Treasury stock, at cost	(11,025,000)	(11,797,000)
Total stockholders’ equity	44,745,000	40,973,000
Total liabilities and stockholders’ equity	$60,885,000	$55,833,000

*Derived from audited balance sheet as of December 31, 2010.

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I.D. Systems, Inc. and Subsidiaries
Statement of Cash Flows Data
 (Unaudited)

	Six months ended June 30,
	2010	2011
Cash flows from operating activities:
Net loss	$(8,089,000)	$(3,808,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	53,000	158,000
Accrued interest income	23,000	3,000
Stock-based compensation expense	893,000	616,000
Depreciation and amortization	970,000	1,212,000
Deferred rent expense	--	86,000
Changes in:
Accounts receivable	571,000	752,000
Unbilled receivables	--	(135,000)
Note and lease receivable	149,000	61,000
Inventory	1,131,000	(13,000)
Prepaid expenses and other assets	(625,000)	(611,000)
Deferred costs	(1,104,000)	(723,000)
Deferred revenue	919,000	336,000
Accounts payable and accrued expenses	(401,000)	(1,623,000)
Net cash used in operating activities	(5,510,000)	(3,689,000)

Cash flows from investing activities:
Expenditures for fixed assets including website development	(961,000)	(82,000)
Business acquisition	(15,000,000)	--
Purchase of investments	(2,751,000)	(2,889,000)
Proceeds from sales and maturities of investments	22,017,000	1,606,000
Net cash provided by (used in) investing activities	3,305,000	(1,365,000)

Cash flows from financing activities:
Proceeds from exercise of stock options	3,000	35,000
Purchase of treasury shares	--	(725 ,000)
Principal payments on line of credit	(10,477,000)	--
Net cash used in financing activities	(10,474,000)	(690,000)

Effect of foreign exchange rate changes on cash and equivalents	(34,000)	(59,000)
Net decrease in cash and cash equivalents	(12,713,000)	(5,803,000)
Cash and cash equivalents - beginning of period	19,481,000	14,491,000
Cash and cash equivalents - end of period	$6,768,000	$8,688,000
Supplemental disclosure of cash flow information:
Cash paid for interest	$55,000	$--
Noncash activities:
Unrealized gain on investments	$88,000	$46,000
Shares withheld pursuant to stock issuance	$10,000	$47,000
Acquisition:
Fair value of assets acquired	$19,695,000	$--
Liabilities assumed	(4,695,000)	--
Net cash paid	$15,000,000	$--

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